Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85488) of John Hancock Life Insurance Company of our report dated March 14, 2003 with respect to the consolidated financial statements and schedules of John Hancock Life Insurance Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 2003